Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-119732 on Form  S-8 of Atlantic Coast Federal Corporation of our report dated June 22, 2010 appearing in this Annual Report on Form 11-K of the Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust for the year ended December 31, 2010.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

South Bend, Indiana
July 13, 2011